Exhibit 99.2

Rosetta Resources Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
December 31, 2010
(In thousands)

	December 31, 2010
		Pro Forma Adjustments for Divestitures
	Historical	Sacramento Basin Divestiture		DJ Basin Divestiture		Other Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$41,634	$192,834	(a)	$51,064	(b)	$(88,429	) (a)	$197,103
Other current assets	71,338	-		-		-		71,338
Total current assets	112,972	192,834		51,064		(88,429)		268,441

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	2,171,013	(201,029	) (a)	(45,659	) (b)	-		1,924,325
Not subject to amortization	91,148	(23,248	) (c)	(7,404	) (d)	-		60,496
Other fixed assets	14,459	-		-		-		14,459
	2,276,620	(224,277)		(53,063)		-		1,999,280
Accumulated depreciation, depletion, and amortization, including impairment	(1,546,631)	7,413	(c)	1,384	(d)	-		(1,537,834)
Total property and equipment, net	729,989	(216,864)		(51,679)		-		461,446
								-
Deferred tax asset	142,710	13,755	(e)	(95	) (f)	4,935	(p)	161,305
Other long-term assets	11,638	-		-		-		11,638
Total other assets	154,348	13,755		(95)		4,935		172,943
Total assets	$997,309	$(10,275)		$(710)		$(83,494)		$902,830

Liabilities and Stockholders' Equity

Current liabilities	$90,218	$(1,369	) (h)	$-		$-		$88,849

Long-term liabilities:
Long-term debt	350,000			-		(100,000	) (g)	250,000
Other long-term liabilities	28,275	(8,906	) (h)	(710	) (i)	-		18,659
Total liabilities	$468,493	$(10,275)		$(710)		$(100,000)		$357,508

Stockholders' equity:
Preferred stock	-	-		-		-		-
Common stock	52	-		-		-		52
Additional paid-in capital	793,293	-		-		-		793,293
Treasury stock	(6,896)	-		-		-		(6,896)
Accumulated other comprehensive income	11,259	-		-		16,506	(q)	27,765
Accumulated deficit	(268,892)							(268,892)
Total stockholders' equity	528,816	-		-		16,506		545,322
Total liabilities and stockholders' equity	$997,309	$(10,275)		$(710)		$(83,494)		$902,830

 See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Rosetta Resources Inc.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2010
(In thousands, except per share amounts)

	Year Ended December 31, 2010
		Pro Forma Adjustments for Divestitures
	Historical	Sacramento Basin Divestiture		DJ Basin Divestiture		Other Adjustments		Pro Forma
Revenues:
Natural gas sales	$208,688	$(63,486	)(k)	$(12,697	)(l)	$(16,506	)(q)	$115,999
Oil sales	54,542	(2,046	)(k)	(19	)(l)	-		52,477
NGL sales	45,200	-		-		-		45,200
Total revenues	308,430	(65,532)		(12,716)		(16,506)		213,676
Operating costs and expenses:
Lease operating expense	51,085	(14,071	)(k)	(5,732	)(l)	-		31,282
Depreciation, depletion, and amortization	116,558	(31,777	)(m)	(7,770	)(n)	-		77,011
Treating, transportation and marketing	6,963	-		(1,279	)(l)	-		5,684
Production taxes	5,953	(34	)(k)	412	(l)	-		6,331
General and administrative costs	56,332	11	(k)	(2	)(l)	-		56,341
Total operating costs and expenses	236,891	(45,871)		(14,371)		-		176,649
Operating income (loss)	71,539	(19,661)		1,655		(16,506)		37,027

Other (income) expense:
Interest expense, net of interest capitalized	27,073			-		(2,887	)(o)	24,186
Interest (income)	(38)	-		-		-		(38)
Other (income) expense, net	(1,087)	(36	)(k)	-		-		(1,123)
Total other expense	25,948	(36)		-		(2,887)		23,025

Income (loss) before provision for income taxes	45,591	(19,625)		1,655		(13,619)		14,002
Income tax expense (benefit)	26,545	(13,755	)(p)	95	(p)	(4,935	)(p)	7,950
Net income (loss)	$19,046	$(5,870)		$1,560		$(8,684)		$6,052

Earnings (loss) per share:
Basic	$0.37							$0.12
Diluted	$0.37							$0.12

Weighted average shares outstanding:
Basic	51,381							51,381
Diluted	52,168							52,168

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Rosetta Resources Inc.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(1)	Basis of Presentation

The historical condensed consolidated balance sheet as of December 31, 2010 and historical condensed consolidated statement of operations for the twelve months ended December 31, 2010 is derived from and should be read in conjunction with the Company’s audited financial statements in its December 31, 2010 Form 10-K, which was filed on February 25, 2011.

The Sacramento Basin and DJ Basin asset divestiture transactions closed at different times from March to April 2011, with the transfer of remaining Sacramento Basin assets anticipated to be completed by the third quarter of 2011. The pro forma condensed consolidated balance sheet as of December 31, 2010 has been prepared assuming the transactions consummated as of the balance sheet date. The pro forma condensed consolidated statement of operations for the year ended December 31, 2010 reflects the divestitures as if they had occurred on January 1, 2010.  The pro forma financial statements do not purport to be indicative of the Company’s financial position or results of operations that would have actually occurred had the divestitures occurred on the indicated date, nor are they necessarily indicative of future results.

(2)	Pro Forma Adjustments and Assumptions

The unaudited pro forma financial statements have been prepared by adjusting the Company’s historical financial statements as discussed below:

(a)
Reflects the closing of the Sacramento Basin divestiture transaction, including the receipt of approximately $192.8 million in proceeds, net of selling costs and closing adjustments and the elimination of associated net assets as of December 31, 2010 and the retirement of $100.0 million of debt.  Proceeds include approximately $43.6 million of escrowed funds pending the Company’s receipt of appropriate consents for assignment.

Under full cost accounting rules, sales or other dispositions of oil and gas properties are generally accounted for as adjustments to capitalized costs, with no recognition of gain or loss. However, if not recognizing a gain or loss on the disposition would otherwise significantly alter the relationship between a cost center’s remaining capitalized costs and proved reserves, then a gain or loss must be recognized. The Company is currently evaluating if the Sacramento Basin divestiture alters such relationship for the Company's cost center.  Accordingly, no gain or loss adjustment has been presented within the above pro forma financials.

(b)
Reflects the closing of the DJ Basin divestiture transaction, including the receipt of $51.1 million in proceeds, net of selling costs and closing adjustments and the elimination of associated net assets as of December 31, 2010.

The DJ Basin divestiture will not significantly alter the relationship between a cost center’s remaining capitalized costs and proved reserves. Therefore, a financial gain in connection with the DJ Basin divestiture has not been recognized.

(c)
Adjustment to reduce other property and equipment by $23.2 million for the sale of the Company’s Sacramento Basin other property and equipment, and the associated accumulated depreciation of $7.4 million.

(d)	Adjustment to reduce other property and equipment by $7.4 million for the sale of the Company’s DJ Basin other property and equipment, and the associated accumulated depreciation of $1.4 million.

(e)	Represents the valuation allowance established against the deferred tax asset due to exit activities in the state of California.

(f)	Represents the valuation allowance established against the deferred tax asset due to exit activities in the state of Colorado.

(g)	The Company intends to use divestiture proceeds to reduce outstanding debt associated with the Restated Revolver by approximately $100.0 million as described in (a) above.

(h)
Adjustment to reflect the elimination of $10.3 million of asset retirement obligations associated with the Company’s Sacramento Basin assets and the associated asset retirement cost capitalized in the full-cost pool.

(i)
Adjustment to reflect the elimination of $0.7 million of asset retirement obligations associated with the Company’s DJ Basin assets and the associated asset retirement cost capitalized in the full-cost pool.

(j)	Tickmark not used.

(k)	Reflects the elimination of operating revenues, operating expenses and other expense of the Sacramento Basin assets.

(l)	Reflects the elimination of operating revenues and operating expenses of the DJ Basin assets.

(m)
Reflects the adjustment to depreciation, depletion and amortization of oil and gas properties (“DD&A”), assuming the Sacramento Basin divestiture had closed on January 1, 2010.   Pro forma DD&A reflects decreases in amortizable costs, proved reserves and production related to the divestiture properties.   Included in the adjustment is a $2.4 million reduction in DD&A attributable to the sale of other property and equipment.

(n)
Reflects the adjustment to depreciation, depletion and amortization of oil and gas properties (“DD&A”), assuming the DJ Basin divestiture had closed on January 1, 2010.  Pro forma DD&A reflects decreases in amortizable costs, proved reserves and production related to the divestiture properties.   Included in the adjustment is a $0.6 million reduction in DD&A attributable to the sale of other property and equipment.

(o)	Reflects the reduction of interest expense, assuming the debt repayment described in (a) above occurred on January 1, 2010.

(p)
Adjustment to reflect income tax expense based on the Company's historical statutory tax rate applied to the cumulative effect of changes referenced within the unaudited pro forma condensed consolidated statement of operations as well as the impact of the deferred tax valuation allowance as described in (e) and (f) above.

(q)	Adjustment to reflect the impact of derivative settlements that occurred in 2010 associated with the production from the Sacramento Basin and DJ Basin assets.